[The seal of the State of Texas]

The State of Texas Secretary of State

CERTIFICATE OF RESTATED ARTICLES

OF INCORPORATION

OF

HGU INVESTMENTS INC. CHARTER NUMBER 01441901

THE UNDERSIGNED AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERITFIES THAT THE ATTACHED RESTATED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BT LAW, HEREBY ISSUES THIS CERTIFICATE OF RESTATED ARTICLES OF INCORPORATION.

DATED FRB. 21, 2001

EFFECTIVE FEB. 21, 2001

[The seal of the State of Texas]	/s/ Henry Cuellar Henry Cuellar, Secretary of State
RESTATED ARTICLES OF INCORPORATION WITH AMENDMENT OF HGU INVESTMENTS, INC.	FILED In the Office of the Secretary of State of Texas FEB 21 2001 Corporations Section

ARTICLE ONE

     HGU INVESTMENTS, INC. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation with Amendment which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation with Amendment as hereinafter set forth and which contain no other change in any provision thereof.

ARTICLE TWO

     The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

     1. Article Two of the Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

DURATION
The period of duration of the Corporation is Perpetual.

     2. Article Three of the Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

PURPOSE

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

     3. Article Four of the Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

AUTHORIZED SHARES

Section 4.01. Upon filing of these Restated Articles of Incorporation with Amendment with the Secretary of State of Texas, and effective as of 5:00 p.m. Central Standard Time, on the date of filing (referred to herein as the "Effective Time"), every one (1) share of Common Stock, no par value, issued and outstanding as of the Effective Time, shall automatically, and without action on the part of the stockholders, be converted and split into ten thousand (100,000) validly issued, fully paid and non-assessable shares of Common Stock with a par value of $0.001 per share (the "Split"). As of the Effective Time and thereafter, a certificate(s) representing shares of the Common Stock prior to the Split shall be deemed to represent the number of new shares into which the old shares are convertible. The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000, which shall be divided into classes of which 20,000,000 shares having a par value of $0.001 shall be designated as Common Stock and 5,000,000 shares having a par value of $0.001 shall be designated as Preferred Stock. All shares of Common Stock shall have identical rights and privileges in every respect. The shares of Preferred Stock of the Corporation may be issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors. All shares of each series shall be of equal rank, except as may be modified by the Board of Directors. Each share of each series shall be identical in all respects with the other shares of such series. The Board of Directors is hereby authorized and required to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in these Articles, including, but not limited to:

a)     Designation of Series - Number of Shares. The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

b) Dividend Rates and Rights. The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto;
c) Redemption. The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;
d) Sinking Fund. The obligations, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;
e) Voluntary Liquidation Preferences. The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;
f) Conversion Rights. The rights, if any, of the holders of shares of each series to convert such shares into the Corporation's Common Stock and the terms and conditions of such conversion; and
g) Voting Rights. The voting rights, if any, of the holders of shares of each series, and any other preferences, and relative, participating, optional, or other special rights and any qualification, limitations, or restrictions thereof.

     4. Article Five of the Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

The Corporation will not commence or transact any business or incur any indebtedness except such as shall be incidental to its organization or to obtaining subscriptions to or payment for its shares, until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.

     5. Article Six of the Articles of Inc6rporation, as amended, is hereby amended in its entirety to read as follows:

SPECIAL PROVISIONS PERMITTED TO BE SET FORTH IN THE ARTICLES OF INCORPORATION

Section 6.01. Interested Directors and Officers.

      a) If paragraph (b) below is satisfied, no contract or transaction between the Corporation and any of its directors or officers (or any other corporation, partnership, association, or other organization in which any of them directly or indirectly have a financial interest) shall be, void or voidable solely because of this relationship or because of the presence or participation of such director or officer at the meeting of the board or committee authorizing such contract or transaction, or because such person's votes are counted for such purpose.

b) Paragraph (a) above will apply only if:
(1) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the board, or the shareholders; or

(2) The material facts as to the relationship or interest of each such director or officer as to the contract or transaction are known or disclosed: (i) to the shareholders entitled to vote thereon and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or (ii) to the Board of Directors and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the disinterested directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

Section 6.02. Indemnification.

     a) The Corporation shall indemnify, to the extent provided in the following paragraphs, any person who is or was a trustee, director, officer, agent, or employee of the Corporation and any person who serves or served at the Corporation's request as a trustee, director, officer, a-ent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise. In the event the provisions of indemnification set forth below are more restrictive than the provisions of indemnification allowed by Article 2.02-1 of the Texas Business Corporation Act (the "Act"), then such persons named above shall be indemnified to the full extent permitted by the Act as it may exist from time to time.

b) In case of a suit by or in the right of the Corporation against a person named in paragraph (a) above by reason of such person's holding a position named in such paragraph (a), hereinafter referred to as a "derivative suit", the Corporation shall indemnify such person for reasonable expenses actually incurred by such person in connection with the defense or settlement of the suit, but only if such person satisfies the standard in paragraph (d) to follow, and only if such person shall not have been found liable to the Corporation for willful or intentional misconduct in the performance of his or her duty to the Corporation.
c) In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, arbitrative, or investigative), other than a derivative suit, hereinafter referred to as a "non-derivative suit," against a person named in paragraph (a) above by reason of such person's holding a position named in such paragraph (a), the Corporation shall indemnify such person if such person satisfies the standard contained in paragraph (d) for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the non-derivative suit as expenses, including court costs and attorneys' fees, amounts paid in settlement, judgments, penalties (including excise and similar taxes), and fines.

      d) Whether in the nature of a derivative suit or non-derivative suit, a person named in paragraph (a) above will be indemnified only if it is determined in accordance with paragraph (e) below that such person:

(1) acted in good faith in the transaction which is the subject of the suit; and
(2) reasonably believed:
(i) if acting in his or her official capacity as director, officer, agent, or employee of the Corporation, that his or her conduct was in the best interests of the Corporation; and
(ii) in all other cases, that his or her conduct was not opposed to the best interests of the Corporation; and
(3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person failed to satisfy the standard contained in this paragraph. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals there from.
e) A determination that the standard of paragraph (d) above has been satisfied must be made:
(1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(2)    if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or

(3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in sub paragraphs (1) or(2) above, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or
(4) by the shareholders in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.
f) Determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified by subparagraph (e)(3) above for the selection of special legal counsel.
g) The Corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys' fees) which may become subject to indemnification under paragraphs (a) through (f) above, but only after the person to receive the payment (i) signs a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under paragraph (d), and (ii) undertakes in writing to repay such advances if it is ultimately determined that such person is not entitled to indemnification by the Corporation. The written undertaking required by this paragraph must be an unlimited general obligation of the person but need not be secured. It may be accepted without reference to financial ability to make repayment.
h) The indemnification provided by paragraphs (a) through (o above will not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
i) The indemnification and advance payment provided by paragraphs (a) through (g) above will continue as to a person who has ceased to hold a position named in paragraph (a) above and will inure to such person's heirs, executors, and administrators.
j) The Corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in paragraph (a) above against any liability incurred by such person in any such position, or arising out of such person's status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraphs (a) through (g) above.

     k) Indemnification payments and advance payments made under paragraphs (a) through 0) above are to be reported in writing to the shareholders of the Corporation at the next notice or waiver of notice of annual meeting, or within twelve (12) months, whichever is sooner.

     Section 6.03. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this paragraph does not eliminate or limit the liability of a director for (1) breach of a director's duty of loyalty to the Corporation, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of a director is expressly provided for by statute, or (5) an act related to an unlawful corporate distribution. Neither the amendment nor repeal of this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise. prior to such amendment or repeal. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

     Section 6.04. Shareholder Consent Election. it is hereby provided that, in accordance with Article 9. 10.A. of the Texas Business Corporation Act, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Section 6.05. Voting by Shareholders on Matters other than the Election of Directors. It is hereby provided that, in accordance with Article 2.28.D. of the Texas Business Corporation Act, any matter which the Texas Business Corporations Act would require the affirmative vote of a two-thirds majority of shares (or class or series of shares) entitled to vote shall only require the affirmative vote of a majority of the shares (or class or series of shares) entitled to vote on any such matter.

     6. Article Seven of the Articles of Incorporation, as amended, is hereby amended in its entirety to read as follows:

DENTAL OF PREEMPTIVE RIGHTS

     No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to additional, unissued or treasury shares of any class of stock of the Corporation, or securities, obligations or evidences of indebtedness of the Corporation convertible into or carryina a right to subscribe to or purchase such shares, or any other securities that may hereafter from time to time be issued or sold by the Corporation.

     7. The Articles of Incorporation are hereby amended to add Article Eight, which reads as follows:

NON-CUMULATIVE VOTING

     Directors are to be elected by plurality vote. Cumulative voting, is not permitted.

     8. The Articles of Incorporation are hereby amended to add Article Nine, which reads as follows:

BYLAWS

     The power to alter, amend, repeal, or adopt the Bylaws is hereby vested in the Board of Directors, subject to repeal or change by action of the shareholders.

     9. The Articles of Incorporation are hereby amended to add Article Ten, which reads as follows:

DIRECTORS

     The number of directors constituting the Board of Directors is one (1), and the name and address of the person who serves as sole Director and will continue to serve until the next annual meeting of shareholders and until his successor has been elected and qualified is:

Name	Address
James Dylan Roan	P.O. Box 470691 Fort Worth, Texas 76147

      10. The Articles of Incorporation are hereby amended to add Article Eleven, which reads as follows:

REGISTERED OFFICE AND AGENT

     The post office address of the registered office of the Corporation and the name of the initial registered agent of the Corporation at such address are:

         Tracy Roan, 6040 Camp Bowie Blvd., Suite 3, Fort Worth, Texas 76116.

    11. The Articles of Incorporation are hereby amended to add Article Twelve, which reads as follows:

INCORPORATOR

The name and address of the Incorporator of the Corporation is:

Name	Address
Wendy Snow	c/o The Company Corporation 1313 N. Market Street Wilmington, DE 19801

ARTICLE THREE

     Each such amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles into ten thousand (10,000) validly issued, fully paid and non-assessable shares of Common Stock with a par value of $0.001 per share (the "Split"). As of the Effective Time and thereafter, a certificate(s) representing shares of the Common Stock prior to the Split shall be deemed to represent the number of new shares into which the old shares are convertible. The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000, which shall be divided into classes of which 20,000,000 shares having a par value of $0.001 shall be designated as Common Stock and 5,000,000 shares having a par value of $0.001 shall be designated as Preferred Stock. All shares of Common Stock shall have identical rights and privileges in every respect. The shares of Preferred Stock of the Corporation may be issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors. All shares of each series shall be of equal rank, except as may be modified by the Board of Directors. Each share of each series shall be identical in all respects with the other shares of such series. The Board of Directors is hereby authorized and required to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in these Articles, including, but not limited to:

a) Designation of Series - Number of Shares. The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;
b) Dividend Rates and Rights. The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto;
c) Redemption. The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;

     d) Sinking Fund. The obligations, if any, of the Corporation to maintain sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

e) Voluntary Liquidation Preferences. The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;
f) Conversion Rights. The rights, if any,of the holders of shares of each series to convert such shares into the Corporation's Common Stock and the terms and conditions of such conversion; and

     g) Voting Rights. The voting rights, if any, of the holders of shares of each series, and any other preferences, and relative, participating, optional, or other special rights and any qualification, limitations, or restrictions thereof.

ARTICLE FIVE

INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation will not commence or transact any business or incur any indebtedness except such as shall be incidental to its organization or to obtaining subscriptions to or payment for its shares, until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1,000.00), consisting of money labor done or property actually received.

ARTICLE SIX

SPECIAL PROVISIONS PERMITTED TO BE SET FORTH IN THE ARTICLES OF INCORPORATION

    Section 6.01. Interested Directors and Officers.

     a)   If paragraph (b) below is satisfied, no contract or transaction between the Corporation and any of its directors or officers (or any other corporation, partnership, association, or other organization in which any of them directly or indirectly have a financial interest) shall be void or voidable solely because of this relationship or because of the presence or participation of such director or officer at the meeting of the board or committee authorizing such contract or transaction, or because such person's votes are counted for such purpose.

b) Paragraph (a) above will apply only if:
(1) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the board, or the shareholders; or

(2) The material facts as to the relationship or interest of each such director or officer as to the contract or transaction are known or disclosed: (1) to the shareholders entitled to Note thereon and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or (11) to the Board of Directors and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the disinterested directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

     Section 6.02. Indemnification.

     a) The Corporation shall indemnify, to the extent provided in the following, paragraphs, any person who is or was a trustee, director, officer, agent, or employee of the Corporation and any person who serves or served at the Corporation's request as a trustee, director, officer, agent, employee, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise. In the event the provisions of indemnification set forth below are more restrictive than the provisions of indemnification allowed by Article 2.02-1 of the Texas Business Corporation Act (the "Act"), then such persons named above shall be indemnified to the full extent permitted by the Act as it may exist from time to time.

b) In case of a suit by or in the right of the Corporation against a person named in paragraph (a) above by reason of such person's holding a position named in such paragraph (a), hereinafter referred to as a "derivative suit", the Corporation shall indemnify such person for reasonable expenses actually incurred by such person in connection with the defense or settlement of the suit, but only if such person satisfies the standard in paragraph (d) to follow, and only if such person shall not have been found liable to the Corporation for willful or intentional misconduct in the performance of his or her duty to the Corporation.
c) In case of a threatened or pending suit, action, or proceeding (whether civil, criminal, administrative, arbitrative, or investigative), other than a derivative suit, hereinafter referred to as a "non-derivative suit," against a person named in paragraph (a) above by reason of such person's holding a position named in such paragraph (a), the Corporation shall indemnify such person if such person satisfies the standard contained in paragraph (d) for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the non-derivative suit as expenses, including court costs and attorneys' fees, amounts paid in settlement, judgments, penalties (including excise and similar taxes), and fines.

     d) Whether in the nature of a derivative suit or non-derivative suit, a person named in paragraph (a) above will be indemnified only if it is determined in accordance with paragraph (e) below that such person:

(1) acted in good faith in the transaction which is the subject of the suit; and
(2) reasonably believed:
(i) if acting in his or her official capacity as director, officer, agent, or employee of the Corporation, that his or her conduct was in the best interests of the Corporation; and
(ii) in all other cases, that his or her conduct was not opposed to the best interests of the Corporation; and
(3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that such person failed to satisfy the standard contained in this paragraph. A person shall be deemed to have been found liable in respect of any claim, issue, or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals there from.
e) A determination that the standard of paragraph (d) above has been satisfied must be made:
(1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; or
(2) if such quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; or
(3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subparagraphs (1) or (2) above, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or
(4) by the shareholders in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.
f) Determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified by subparagraph (e)(3) above for the selection of special legal counsel.
g) The Corporation may reimburse or pay in advance any reasonable expenses (including court costs and attorneys' fees) which may become subject to indemnification under paragraphs (a) through (f) above, but only after the person to receive the payment (i) signs a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under paragraph (d), and (ii) undertakes in writing to repay such advances if it is ultimately determined that such person is not entitled to indemnification by the Corporation. The written undertaking required by this paragraph must be an unlimited general obligation of the person but need not be secured. It may be accepted without reference to financial ability to make repayment.
h) The indemnification provided by paragraphs (a) through (o above will not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
i) The indemnification and advance payment provided by paragraphs (a) through (g) above will continue as to a person who has ceased to hold a position named in paragraph (a) above and will inure to such person's heirs, executors, and administrators.
j) The Corporation may purchase and maintain insurance on behalf of any person who holds or has held any position named in paragraph (a) above against any liability incurred by such person in any such position, or arising out of such person's status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraphs (a) through (g) above.

 k) Indemnification payments and advance payments made under paragraphs (a) through 0) above are to be reported in writing to the shareholders of the Corporation at the next notice or waiver of notice of annual meeting, or within twelve (12) months, whichever is sooner.

     Section 6.03. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this paragraph does not eliminate or limit the liability of a director for (1) breach of a director's duty of loyalty to the Corporation, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (4) an act or omission for which the liability of a director is expressly provided for by statute, or (5) an act related to an unlawful corporate distribution. Neither the amendment nor repeal of this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such amendment or repeal. If the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act or the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

     Section 6.04. Shareholder Consent Election. It is hereby provided that, in accordance with Article 9.10.A. of the Texas Business Corporation Act, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Section 6.05. Voting by Shareholders on Matters other than the Election of Directors. It is hereby provided that, in accordance with Article 2.28.D. of the Texas Business Corporation Act, any matter which the Texas Business Corporations Act would require the affirmative vote of a two-thirds majority of shares (or class or series of shares) entitled to vote shall only require the affirmative vote of a majority of the shares (or class or series of shares) entitled to vote on any such matter.

ARTICLE SEVEN

DENIAL OF PREEMPTIVE RIGHTS

     No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase or subscribe to additional, unissued or treasury shares of any class of stock of the Corporation, or securities, obligations or evidences of indebtedness of the Corporation convertible into or carrying a right to subscribe to or purchase such shares, or any other securities that may hereafter from time to time be issued or sold by the Corporation.

ARTICLE EIGHT

NON-CUMULATIVE VOTING

     Directors are to be elected by plurality vote. Cumulative voting is not permitted.

ARTICLE NINE

BY LAWS

     The power to alter, amend, repeal, or adopt the Bylaws is hereby vested in the Board of Directors, subject to repeal or change by action of the shareholders.

ARTICLE

TEN DIRECTORS

     The number of directors constituting the Board of Directors is one (1), and the name and address of the person who serves as sole Director and will continue to serve until the next annual meeting of shareholders and until his successor has been elected and qualified is:

Name	Address
James Dylan Roan	P.O. Box 470691 Fort Worth, Texas 76147

ARTICLE ELEVEN

REGISTERED OFFICE AND AGENT

     The post office address of the registered office of the Corporation and the name of the initial registered agent of the Corporation at such address are:

          Tracy Roan, 6040 Camp Bowie Blvd., Suite 3, Fort Worth, Texas 76116.

ARTICLE TWELVE

INCORPORATOR

     The name and address of the Incorporator of the Corporation is:

Name	Address
Wendy Snow	c/o The Company Corporation 1313 N. Market Street Wilmington, DE 19801

Dated the 29th day of November, 2000.

HGU INVESTMENTS, INC.

By: /s/James Dylan Roan
      James Dylan Roan, President